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                                                                    EXHIBIT 16.1

                        [LETTERHEAD OF ERNST & YOUNG LLP]

April 24, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated April 24, 2001, of VERITAS Software Corporation and are in agreement with the statements contained in paragraphs
(a)(i), (a)(ii), (a)(v), (a)(vi) and (a)(vii) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                       /s/ ERNST & YOUNG LLP